UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 28, 2012

Wells Real Estate Investment Trust II, Inc.
(Exact name of registrant as specified in its charter)

MD	000-51262	20-0068852
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

6200 The Corners Parkway
Norcross, GA 30092-3365
(Address of principal executive offices, including zip code)

770-449-7800
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.
On December 28, 2012, Wells Real Estate Investment Trust II, Inc. (the “Company”), entered into the following agreements with Wells Real Estate Funds, Inc. (“Wells REF”) and its affiliates.
Renewal Advisory Agreement. The Renewal Advisory Agreement, which is effective January 1, 2013, is between the Company and Wells Real Estate Advisory Services II, LLC (“WREAS II”). WREAS II is a wholly owned subsidiary of Wells REF established solely to advise the Company. The Renewal Advisory Agreement is substantially the same as the advisory agreement that was in effect through December 31, 2012, except for the following changes:

•	Fees otherwise due under the terms of the agreement will be reduced by $166,667 per month for a total annual savings to the Company over the previous advisory agreement of approximately $1 million.

•
Acquisition fees payable to WREAS II for 2012 and 2013 will have an aggregate cap of $1.5 million. In addition, if the Company enters a purchase agreement before the termination of the Renewal Advisory Agreement, and closes the acquisition after the termination of the Renewal Advisory Agreement but before December 31, 2013, WREAS II will be paid an acquisition fee, subject to the cap. The Company paid acquisition fees of $1.5 million during 2012 and, as a result, no acquisitions fees will be payable by the Company in 2013 pursuant to the Renewal Advisory Agreement.

•
The disposition fee payable for the sale of any property for which WREAS II provides substantial services has been reduced from 1.0% to the lesser of (i) 0.30% or (ii) the broker fee paid to a third party broker in connection with the sale. In addition, pursuant to the terms of the Amendment to Transition Services Agreement discussed below, (i) disposition fees payable to WREAS II from July 1, 2012 through 2013 will have an aggregate cap of $1.5 million and (ii) the amount of the disposition fee payable to WREAS II with respect to the sale of the nine properties included in the portfolio sale will be equal to the amount of the broker fee paid to the third party broker (approximately 0.50%).

•	The agreement will terminate upon the earlier to occur of (a) December 31, 2013 and (b) the exercise of the WREAS II Option (defined below).
Renewal Investor Services Agreement. The Renewal Investor Services Agreement, which is effective January 1, 2013, is between the Company and Wells REF. It is substantially the same as the investor services agreement that was in effect through December 31, 2012; however, it will terminate upon the earlier to occur of (a) December 31, 2013 and (b) the exercise of the WREAS II Option.
Amendment to Transition Services Agreement. The Amendment to Transition Services Agreement (the “Amendment to TSA”) is between the Company, WREAS II, Wells REF, Wells Real Estate Services, LLC (“WRES”), and Wells Management Company, Inc. (“Wells Management”) and amends the Transition Services Agreement between the Company, Wells REF, and WREAS II entered on June 28, 2012, effective as of July 1, 2012 (the “Transition Services Agreement”). The Amendment to TSA effects the changes to acquisition and disposition fees associated with the Renewal Advisory Agreement discussed above and amends the form of the consulting agreement between the Company and Wells REF to be entered into upon the exercise of the WREAS II Option to eliminate the obligation of the Company to pay an acquisition consulting fee. In addition, the Amendment to TSA provides for the transition of property management services from Wells REF and Wells Management to WRES as discussed below.
Pursuant to the Amendment to TSA, Wells REF and Wells Management will provide all services reasonably required to transfer to WRES by January 1, 2013 (i) the assets, properties, proprietary systems, processes, contracts, and rights necessary for WRES to provide the services currently provided by Wells REF and its affiliates under the current property management agreement between the Company and Wells Management, and (ii) the employees of Wells REF or Wells Management who are now or are expected to be employees of WRES; provided that if Wells REF is not able to transfer certain assets by then, Wells REF must use its commercially reasonable best efforts to transfer such delayed assets as promptly as possible, but no later than June 30, 2013. In addition, the Amendment to the TSA provides that upon the closing of the WREAS II Option, Wells REF and the Company agree to enter a new investor services agreement that provides for the payment of various fees and reimbursement of third party expenses to Wells REF in connection with the provision of investor services. Finally, the Company will have the option to acquire WRES at any time during 2013 for no additional consideration (the “WRES Option”) provided that the Company has exercised the option to acquire WREAS II granted in the Transition Services Agreement (the “WREAS II Option”).
The Company is obligated to pay Wells REF $2.75 million for the transition of property management services to WRES. The $2.75 million will be payable in five monthly payments of $500,000 commencing July 31, 2013, with a final payment of $250,000 to be made on December 31, 2013. In addition, as contemplated in the Transition Services Agreement, the Company and Wells REF will continue to each pay half of any out-of-pocket and third-party costs and expenses incurred by Wells REF in connection with providing the property management transition services subject to the limit of $250,000 in the aggregate included in the Transition Services Agreement.

The Amendment to TSA is terminable if there is a material breach by Wells REF that is not cured or if Wells REF is in an insolvency proceeding. Otherwise, if the Company elects to terminate the agreement early, the Company will be required to pay the full $2.75 million of payments due pursuant to the Amendment to TSA.
Item 7.01    Regulation FD Disclosure.

On January 4, 2013, Wells REIT II issued a press release announcing its purchase of 333 Market Street, a 33-story office building located in San Francisco, California. A copy of this press release is provided at Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 of Form 8-K and the attached Exhibit 99.1 are furnished to the SEC, and shall not be deemed to be “filed” with the SEC for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Act, or the Exchange Act regardless of any general incorporation language in such filing.

Item 9.01    Financial Statements and Exhibits.

Exhibit Number	Description
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WELLS REAL ESTATE INVESTMENT TRUST II, INC.

Dated: January 4, 2013	By:	/s/ E. Nelson Mills
E. Nelson Mills
President